EXHIBIT 4.01


                        EWEBCENTRAL.NET, INC.


Total  Authorized  Issue 80,000,000 Shares of $..001 Par Value
Common Stock

                           See Reverse for
                         Certain Definitions


This is to certify that
SPECIMEN                                    is the owner of




Fully Paid and Non-Assessable Shares of Common Stock of
                        Ewebcentral.net, Inc.

transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:




        President                                           Secretary